Exhibit 10.110

AMENDMENT No. 4

TO UNSECURED SUBORDINATED PROMISSORY NOTE

This Amendment No. 4 (“Amendment”) to the Unsecured Subordinated Promissory Note No. A-1 dated August 22, 2022 (the ”Note”), is made and entered into as of August 25, 2023, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”) and Gina Salerno, an individual (“Holder”). Each of the Company and Holder is a “Party” to this Amendment and the Company and the Holder, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Holder entered into the Note on August 22, 2022, which was amended by mutual agreement on December 5, 2022 to be effective as of November 23, 2022, on February 16, 2023 to be effective as of January 31, 2023 and on July 12, 2023;

WHEREAS, the Company and the Holder desire to amend the Note to revise certain of its terms.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree to amend the Note as follows:

1.	Section 2 of the Note is hereby deleted in its entirety, and in its place the following is inserted:

“2. Maturity. Unless prepaid as provided in Section 3, the full Principal Balance and all accrued and unpaid Interest under this Note shall be due and payable on the first to occur of: (a) the consummation of the Company’s initial public offering (“IPO”) as described in the Company’s Registration Statement on Form S-1 as filed with the U.S. Securities and Exchange Commission (File No. 333-264372); or (b) on October 31, 2023 if a Business Day, or if such date is not a Business Day, on the next succeeding Business Day (the “Maturity Date”). All other amounts due hereunder shall be paid at the same time as the payment of the Principal Balance. Notwithstanding the foregoing, the entire unpaid Principal Balance of this Note, together with accrued and unpaid Interest thereon and other amounts due hereunder, shall become immediately due and payable upon an Event of Default.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Note shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Note. This Amendment shall be effective on the date set forth above.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”	“HOLDER”
LA ROSA HOLDINGS CORP.	Gina Salerno

/s/ Kent Metzroth	/s/ Gina Salerno
Signature	Holder’s Signature

Kent Metzroth
Print Name

Chief Financial Officer
Title